(Community Acquisition and Development Corporation
                           National Agreement of Sale)

                                AGREEMENT OF SALE


         THIS AGREEMENT OF SALE made as of this 6th day of May, 1999, by and between COMMUNITY ACQUISITION AND DEVELOPMENT CORPORATION, a Delaware corporation ("BUYER") and FIVE WHITES, L.L.C., an Arizona limited liability company ("SELLER").

         WHEREAS, SELLER is the fee simple owner of certain premises commonly known as LA CASA BLANCA MOBILE HOME PARK located in Apache Junction, Maricopa County, Arizona, more particularly described in Exhibit "A" attached hereto and made a part hereof (together with all rights and easements appurtenant thereto and all permanent improvements, fixtures and utility systems thereon, being hereinafter collectively referred to as the "Real Property"); and

         WHEREAS, SELLER desires to sell and BUYER desires to purchase the Real Property and all personal property and equipment described in the Schedule of Personal Property attached hereto as Exhibit "B" and made a part hereof (the "Personal Property"), under the terms and conditions set forth herein (the aforesaid Real Property and Personal Property being hereinafter collectively referred to as the "Property").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other valuable considerations, the receipt and sufficiency of which is hereby acknowledged, SELLER agrees to sell and BUYER agrees to buy the Property on and under the terms and conditions herein set forth.

         1. SALE AND PURCHASE OF PROPERTY. SELLER agrees to sell and convey to BUYER and BUYER agrees to purchase:

                  (a) All of SELLER's right, title and interest in and to the Real Property, together with all right, title and interest, if any, of SELLER in and to any land lying in the beds of any streets, avenues, alleys or passages, open or proposed, bounding or abutting the Real Property, and drainage rights appurtenant to the Real Property, together with all right, title and interest, if any, of SELLER, in and to any easements, rights of way or passageways appurtenant to or benefiting the Real Property and free of all liens and encumbrances except the Permitted Exceptions, as that term is defined in Paragraph 4 hereof;

                  (b) All articles of personal property of whatsoever nature or sort, if any, which are owned by SELLER and which, as of the date of this Agreement of Sale, are attached or appurtenant to or used in connection with or located in or upon the Real Property, and any additions thereto or replacements thereof which may be made between the date of this Agreement of Sale and the date of Closing hereunder (all of the foregoing being hereinafter collectively referred to as the "Personal


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Property"),  which  Personal  Property  shall be  conveyed by SELLER to BUYER at
Closing by a quitclaim bill of sale; and

         SELLER's interest in the Real Property and the Personal Property are hereinafter sometimes referred to collectively as the "Property".

         2. CONSIDERATION. The total consideration to be paid by BUYER for the Property shall be in the sum of SIX MILLION NINE HUNDRED AND THIRTY THOUSAND AND NO/100 DOLLARS ($6,930,000.00) (the "Purchase Price").

         3. PAYMENT OF CONSIDERATION. The Purchase Price shall be paid as follows:

                  (a) Within five (5) business days of the Effective Date of this Agreement of Sale, as that term is defined in paragraph 36 below, BUYER shall deliver to Lawyers Title Insurance Company, at the following address:
LandAmerica Commercial Services, One Washington Mall, 15th Floor, Boston, Massachusetts 02108, Attn: Robert Soule (the "Escrow Agent"), the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) (less any Initial Deposit paid by BUYER to Escrow Agent under the Letter of Intent dated April 12, 1999), which shall represent the earnest money deposit for the Property (the "Deposit"). The Deposit shall be deposited by Escrow Agent in its Trust Account until the expiration of the BUYER's Inspection Period (as hereinafter defined).

                  (b) The Escrow Agent shall, upon receipt from BUYER of a complete and fully executed W-9 Reporting Form, deposit the Deposit into an interest bearing money market account, which interest shall accrue to BUYER's benefit unless BUYER defaults hereunder.

                  (c) BUYER shall pay the balance of the Purchase Price to SELLER at Closing by wire transfer of immediately available federal funds at the office of the Escrow Agent.

         4. TITLE INSURANCE.

                  A. Simultaneously with the Effective Date of this Agreement, SELLER shall deliver to BUYER and Escrow Agent a copy of the owner's current title insurance policy, if any, together with copies of all instruments recorded in the public records or otherwise encumbering the Property, subsequent to the effective date of said Policy.

                  B. Within twenty (20) days after the Effective Date, Escrow Agent shall, at SELLER's expense, deliver to BUYER and BUYER's Attorney for approval, as hereinafter provided, with a copy provided to SELLER's attorney, a preliminary owner's title binder for a title insurance policy, together with copies of all exception documents referred to therein, to be issued by an agent of Escrow Agent licensed and qualified to do business in the state in which the Real Property is located (the "State"). The binder and policy to be issued pursuant thereto shall be paid for by SELLER, shall be issued at the minimum promulgated rate, and shall be in an amount


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equal to the amount of the purchase  price.  The policy and binder shall be in a current ALTA standard form "B", except that there shall be no exceptions unless agreed to by BUYER. The policy shall insure marketable title.

                  C. BUYER shall have ten (10) days after receipt of the title binder, together with copies of all exception documents referred to therein, and the survey called for in paragraph 5 hereof to give written notice to SELLER or SELLER's attorney of any objections by BUYER to the state of title (including any matters shown on the survey which are unacceptable to BUYER). Failure of BUYER to deliver a written notice of disapproval of the state of title to SELLER or SELLER's attorney within said ten (10) day period shall be conclusive evidence that BUYER has disapproved said preliminary title report and this Agreement shall automatically terminate, in which event, Escrow Agent shall immediately return the Deposit, plus any accrued interest, to BUYER and the parties shall be released from any further obligations hereunder.

                  D. After due notice, SELLER shall have a reasonable time, not to exceed thirty (30) days, to cure any title defects (and if necessary, the Closing shall be delayed for that period). If SELLER fails to cure any title defect as to which due notice is given, BUYER shall have the option to:

                           (a)  terminate  this  Agreement,  in which case BUYER
shall notify SELLER that BUYER will not proceed with the purchase, whereupon this Agreement shall terminate and all parties shall be released from any further obligations hereunder, except that BUYER shall be entitled to an immediate refund of all monies paid in respect of the purchase price plus accrued interest, if any, or

                           (b) proceed under this  Agreement and accept title to
the Real Property subject to such defects, in which case the Closing shall take place on the later of the date set for Closing as hereinafter provided or on a date mutually agreed upon by SELLER and BUYER which shall be within ten (10) days from the date of such election by BUYER (the date finally set by the parties hereto for the Closing shall be hereinafter referred to as the "Closing Date").

                  E. Escrow Agent or its agent, shall be in attendance at the Closing and be in a position to issue the title policy upon recording the appropriate documents and insure that SELLER has complied with all requirements set forth under the applicable state statutes to extinguish any right of purchase or rescission in favor of any tenants or homeowners association.

         5. SURVEY. BUYER shall, at its expense, within thirty (30) days after the Effective Date obtain a current "as built" survey of the Real Property. The survey must be acceptable and certified to BUYER and to the Title Insurer insuring the Real Property so that the "survey" and "claims of easements" exceptions can be removed from the title policy, and must be prepared in accordance with the minimum requirements adopted by the agency or authority regulation the preparation of surveys in the State in which the Real Property is located. The survey shall locate all easements, streets, common area improvements, building setback lines, and other manmade objects, excluding manufactured homes and shall be super- imposed over an aerial photograph


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so as to locate all manufactured  homes and vacant spaces, if any. If the survey discloses an encroachment or setback violation, this shall be deemed a defect in title and paragraph 4 above, shall apply. The survey shall be dated and signed by a registered and/or licensed land surveyor in the state in which the Real Property is located. The surveyor's seal shall be affixed to the survey. The surveyor's registration and/or license number shall be indicated thereon, and the legal description of the Real Property shall be set forth on the survey. Any other survey requirements in the Title Commitment shall also be complied with, including a surveyor's certificate acceptable to the Title Insurer and counsel for BUYER.

         6. REPRESENTATIONS AND WARRANTIES.

                  A. To induce BUYER to enter into this Agreement, SELLER makes the following representations and warranties, all of which shall be true and correct continuously throughout the term of this Agreement, and which shall survive the closing of title for a period of six (6) months from the Closing Date (hereinafter defined):

                           (a) SELLER is the owner of the  Property  and has the
authority to execute and deliver this Agreement.

                           (b) To the best of SELLER's  knowledge,  there are no
special or other assessments levied against or relating to the Property and SELLER does not know of any proposed assessments.

                           (c) No goods or services have been  contracted for by
SELLER or furnished to the Real Property on SELLER's behalf which might give rise to any mechanic's liens upon or affecting all or any part of the Real Property.

                           (d)  There  are  no  leases  which  affect  the  Real
Property except as set forth in the Rent Roll attached hereto as Exhibit "C" and made a part hereof and the information contained on the Rent Roll is true and correct; no rental agents, brokers or finders have any rights with regard to such leases and there are no commissions payable in connection therewith; no tenant has an option to purchase any part of the Property; and SELLER is the lessor under each such lease and has the right to assign same to BUYER.

                           (e) SELLER has  received no notice of any  violations
of any law, ordinance, rule, order, regulation, code or requirement, including any requirement contained in any hazard insurance policy covering the Property or any part thereof or of any board of fire underwriters or other body exercising similar functions, which are applicable to the Property or to any part thereof or which are applicable to the use or manner of use, occupancy, possession or operation of the Property.

                           (f) To the best of  SELLER's  knowledge,  SELLER  has
obtained and kept in good standing all governmental permits, licenses, and approvals necessary for the operation of the


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Property as a  manufactured  housing  (mobile  home)  community,  including,  as applicable, all County Health Permits or other applicable permits, State Department of Environmental Protection permits and State HRS permits, and, to the best of SELLER's knowledge, there are no material violations currently existing thereunder.

                           (g) A  prospectus  of the type  required by the State
and local governmental agencies having jurisdiction over the Real Property (the "Governing Laws"), has been provided to each tenant of the Property, if so required by the Governing Laws. BUYER will not provide any prospectus to a tenant of the Property prior to Closing unless both SELLER and BUYER have approved such prospectus in writing.

                           (h) SELLER has not  contracted  for any  services  or
employment and has made no commitments or obligations therefor which will bind BUYER as a successor in interest with respect to the Property except those contracts listed in Exhibit "D" attached hereto and made a part hereof (the "Service Contracts"). With respect to the Service Contracts: (i) amounts paid or payable thereunder shall be prorated between the parties at the Closing and credits shall be given the parties as appropriate to such prorations; and (ii) they can each be terminated upon thirty (30) days written notice or less except as set forth on Exhibit "D".

                           (i)  Except  in  the  ordinary   course  of  SELLER's
business, SELLER will not enter into any amendment to or modification of any of the Leases prior to the Closing Date, which will reduce, forgive, or postpone any rents or which would otherwise materially affect the value of the Property, without BUYER's consent; no rents or other deposits are or will on the Closing Date be held by SELLER, except only tenant security deposits and prepaid rents for the current month; and no commissions or other fees payable to any person, entity or agent are due on the rentals collected or to be collected under the Leases.

                           (j) Pending Closing  hereunder,  SELLER shall conduct
its business involving the Property in the ordinary course, and during said period will:

                                    (1) Refrain from entering into any contracts
or other commitments regarding the Property, other than in the ordinary and usual course of business, without the prior written consent of BUYER;

                                    (2)  Continue  to  maintain  and  repair the
Property in at least the manner which SELLER has previously maintained and repaired the Property, and SELLER will permit or commit no waste of the Property; and

                                    (3)  Keep  in   effect   SELLER's   existing
policies of public liability and hazard and extended coverage insurance insuring the Property.



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                           (k)       No   tenant  has   been  granted  any  rent
concession not reflected on the face of the copy of the lease for that tenant as provided by SELLER to BUYER (other than as set forth on the Rent Roll).

                           (l)      To   the  best  of  SELLER's   knowledge  no
underground storage tanks, hazardous substances, or contaminants subject to Federal, state or local laws or regulation have been used, stored or located on, under or about the Property in any manner contrary to applicable law and the Property is free from environmental contamination by such hazardous substances which require remediation except as set forth in any Phase I Environmental Report attached hereto as Exhibit "E".

                  B. SELLER, by executing this Agreement, agrees to indemnify, defend and save and hold BUYER harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action, suits or other matters by reason of any breach of the above representations and warranties. Such indemnification includes, but is not limited to, costs and attorneys' fees and expenses (including attorneys' fees and expenses on appeal) reasonably incurred in connection with the defense of any claims against BUYER by any party arising out of the above matters. The SELLER's foregoing indemnity obligation shall survive Closing and delivery of the Special Warranty Deed hereunder for a period of six (6) months. In addition, should any representation or warranty made by SELLER hereunder be determined by BUYER at or before Closing to be incorrect and BUYER opt to terminate this Agreement as a result thereof, SELLER shall be obligated to reimburse BUYER promptly upon written demand for the costs of BUYER's diligence review of the Property through the date of termination up to a maximum of $25,000.00. This indemnity obligation shall survive Closing and delivery of the Special Warranty Deed hereunder and shall include all attorneys' fees and costs incurred in collection of all sums due from SELLER to BUYER pursuant to this Indemnity, together with interest on said sums at the maximum rate permitted by law through collection.

                  C. In the event that any one or more of the representations or warranties given by SELLER to BUYER in paragraph 6.A above is/are determined by BUYER between the Closing Date and the Effective Date, to be inaccurate, BUYER shall give written notice to SELLER and SELLER shall have the option to: use its best efforts to promptly cure the violation(s); reimburse BUYER for the reasonable cost of cure (including all reasonable attorneys' fees, engineering fees, or other applicable fees, costs and charges); or to contest BUYER's determination by written notice to BUYER, in which event BUYER shall have the option to pursue the rights and remedies available to BUYER pursuant to paragraph 20 of this Agreement.

                  D. To induce SELLER to enter into this Agreement, BUYER represents and warrants that BUYER has the authority to sign all of the closing papers.

         7.  TERMITE  INSPECTION  AND  REPORT.  Prior to the  expiration  of the
Inspection Period and at BUYER's expense, BUYER shall obtain a termite certificate for the Property. Any infestation or damage therefrom found to be existing shall be repaired in a reasonable time, not to exceed two (2) months from the Closing Date, at SELLER's expense not to exceed $5,000.00. In


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the event SELLER fails to make said repairs within said time period, BUYER shall have the right to make said repairs and to collect the cost thereof (not to exceed $5,000.00) from SELLER in the manner provided for a reproration pursuant to paragraph 12 below. Any sums advanced by BUYER in this connection shall bear interest at the rate of fifteen percent (15%) per annum until paid. This paragraph shall survive the closing of this transaction and delivery of the Special Warranty Deed.

         8. BUYER'S INSPECTION PERIOD. BUYER shall have until the later of (i) forty-five (45) days after the Effective Date, or (ii) twenty (20) days after the date the SELLER has furnished the BUYER with all of the Data set forth below ("BUYER's Inspection Period"), during which time BUYER shall have the right to perform such due diligence evaluations as BUYER may reasonably require in connection with its evaluation of the Property, including, but not limited to, environmental, soils, flood plain, legal, financial and engineering studies (the "Data"), all at BUYER's sole cost and expense. BUYER hereby indemnifies and agrees to hold harmless and defend SELLER from and against any and all losses or claims for property damage or personal injury or any liability under any environmental or other law arising out of BUYER's inspections and BUYER and/or any contractor of BUYER shall, prior to entry on the Real Property hereunder, obtain casualty/liability insurance in an amount satisfactory to SELLER, or to add SELLER to existing policies as a named insured, and provide SELLER with a certificate of insurance evidencing that SELLER is insured against any such loss. In the event that any inspection by BUYER or any consultant engaged by BUYER in connection with BUYER's due diligence results in any damage or disturbance to the Property or any other damage or disturbance, BUYER shall cause such consultant, or undertake itself, at no cost to SELLER, to repair promptly such damage and restore such Property to the condition it was in immediately prior to such inspection. If BUYER approves of the Data, BUYER shall deliver written notice to SELLER indicating BUYER's approval of the Data (the "Data Approval Notice") prior to the expiration of the Inspection Period. If BUYER fails to deliver the Data Approval Notice as aforesaid, the Data shall be deemed unsatisfactory to BUYER and this Agreement shall automatically terminate, in which event, Escrow Agent shall immediately return the Deposit, plus any accrued interest, to BUYER and the parties shall be released from any further obligations hereunder. In connection with BUYER's due diligence evaluations of the Property, SELLER agrees to furnish the following information to BUYER on the Effective Date (unless otherwise provided herein):

                  1.       Current Rent Roll;
                  2. Monthly Financial Statements for the previous thirty-six (36) months;
                  3. Community Prospectus or comparable State required documents, if any;
                  4.       Mobile Home Inventory List (None);
                  5.       Previous Title Insurance Policy, if any;
                  6.       Prior Survey, if any;
                  7. Liability Listing (contingent and non-contingent), if any;
                  8.       Lists of all current and previous legal action
                           (None);
                  9.       Existing Environmental Phase I Report, if any;
                  10. True Copies of paid real estate and personal property tax bills for the previous three (3) years;


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                  11.      True Copies of Rental  Increase  Notices for previous
                           three (3) years (None available; however, SELLER shall furnish BUYER an affidavit setting forth the rental increases for that period or verified rent rolls for those periods);
                  12. A statement confirming the number of occupied spaces, developed but unoccupied spaces, and undeveloped spaces and the net operating income ("NOI") for the year 1998 and NOI to date through the 30th of the month prior to the Acceptance Date; and
                  13.      All  leases  and  any  amendments,  certificates,  or
                           incentive agreements pertaining thereto, will be available at the Property during the Inspection Period for review and copying by BUYER at its expense.
 .
                  The Inspection Period shall be extended one (1) day for each day after the Effective Date (unless otherwise provided herein) SELLER fails to provide the foregoing to BUYER.

                  SELLER agrees to provide BUYER with all of the items set forth above for BUYER's review so that the only items left during the BUYER's Inspection Period shall be the remaining due diligence items pertaining to: the condition of the Property; zoning; code compliance; updated survey; updated title; termite report; and environmental report.

                  SELLER acknowledges that if the residents of any of the mobile home parks elect to purchase their mobile home park through a statutory recognized residents' association, this Agreement shall be enforceable as to the remaining mobile home parks and should any statutory recognized residents' association elect to purchase their mobile home park, but then fails to close for any reason, this Agreement shall be deemed a back-up contract and the terms and conditions of this paragraph shall control upon the termination of the residents' contract.

         9. CONDITIONS PRECEDENT. The following are conditions precedent to BUYER's obligation to close and consummate the transaction contemplated by this Agreement. BUYER and only BUYER, may waive one or more of these conditions. In the event that all of these conditions are not satisfied or fulfilled by the Closing Date, BUYER may elect not to close this transaction, and in such event, BUYER shall be entitled to the prompt return from Escrow Agent of the Deposit:

                  A. The representations and warranties of SELLER contained in paragraph 6 above, and all other representations and warranties of SELLER contained herein, shall be true and correct on the Closing Date. SELLER, by having closed the sale of the Property, shall be deemed conclusively to have certified that as of the Closing Date all such representations and warranties were true and correct on the Closing Date.

                  B. The representations and warranties of BUYER contained in paragraph 6 above, and all other representations and warranties of BUYER contained herein, shall be true and correct on the Closing Date. BUYER, by having closed the sale of the Property, shall be deemed conclusively to have certified that as of the Closing Date all such representations and warranties were true and correct on the Closing Date.

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                  C. There  shall have been no material  change in the  physical condition or the net operating income of the Property.

                  D. SELLER shall cooperate with representatives from Ernst & Young LLP or any other accounting firm selected by BUYER ("CPA Representative") to audit the financial Data provided by SELLER under paragraph 8 above, which financial Data shall include, but not be limited to, income and expense reports, original invoices and bank statements required under paragraph 8 above. The CPA Representative shall have the right to update its review of the financial Data between the expiration of BUYER's Inspection Period and the Closing Date.

         9.1 The following are conditions precedent to SELLER's obligation to close and consummate the transaction contemplated by this Agreement. SELLER and only SELLER, may waive one or more of these conditions. In the event that all of these conditions are not satisfied or fulfilled by the Closing Date, SELLER may elect not to close this transaction, and in such event, BUYER shall be entitled to the prompt return from Escrow Agent of the Deposit:

                  A. The Closing shall occur simultaneously with the closing of that certain Agreement of Sale made as of this date by and between BUYER and WHITE GREG, L.L.C.

                  B. The Closing shall occur simultaneously with the closing of that certain Agreement of Sale made as of this date by and between BUYER and WHITE SANDS ESTATES, L.L.C. (the "White Sands Contract"), provided, however, when BUYER deposits the additional Deposit with Escrow Agent of $50,000.00, making the total Deposit of $100,000.00 under the White Sands Contract, this condition shall be deleted or deemed satisfied and of no further force and effect.

                  C. In the event BUYER fails for any reason to close the Agreements of Sale identified in Paragraphs A and B above, subject to the condition in paragraph B being deleted or satisfied, SELLER may cancel this Agreement of Sale.

         10. CLOSING. The sale and purchase transaction contemplated by this Agreement shall be closed and consummated on or before fifteen (15) business days from the date of expiration of the Inspection Period on a date mutually agreed to by the parties (the "Closing Date"). Closing shall be at the closest office of an agent of the Escrow Agent located in the proximity of Apache Junction, Arizona or, at BUYER's option, may be effected through the mail as coordinated by counsel for SELLER and BUYER. Notice shall be given to Escrow Agent at least five (5) days in advance of the date established by the parties for Closing. The Closing shall be at 12:00 Noon, Eastern Standard Time on the Closing Date unless otherwise agreed by the parties or their counsel. At Closing, SELLER and, as applicable, BUYER shall execute and deliver the following documents in form acceptable to BUYER and/or undertake the following:

                  A. All corporate or applicable partnership certifications, resolutions and approvals necessary to evidence both the SELLER's and BUYER's authority to enter into and consummate the transactions contemplated by this Agreement.

                  B. Special Warranty Deed from SELLER to BUYER conveying title to the Real Property to BUYER free and clear of all liens, encumbrances and matters other than the Permitted Exceptions.

                  C. Bill of Sale from SELLER to BUYER transferring the Personal Property free and clear of all liens and encumbrances together with the original Motor Vehicle Certificate of Title (properly endorsed and lien free) for each mobile home unit and motor vehicle included in this purchase and sale.

                  D. Affidavit of No Liens by SELLER.

                  E. Affidavit of Non-Foreign Status by SELLER.

                  F. Updated certified rent roll dated and accurate as of the Closing Date and certified by SELLER to BUYER.

                  G. Assignment from SELLER to BUYER assigning all of SELLER's right, title and interest, to the extent it exists and without representation or warranty, in and to the name by which the Property is commonly known, all authorizations, permits and licenses relating to the operation of the Property which are assignable by SELLER, if any, and all leases, contracts and other items required to be assigned as set forth in this Agreement free and clear of all liens and encumbrances except for the matters permitted in this Agreement; all of which shall be assumed by BUYER effective from and after the Closing Date. SELLER shall undertake all action, and execute all forms, required by all governmental authorities and contract vendors to effect this assignment.

                  H. Assignment by SELLER,  to the extent they exist and without representation or warranty, of all currently existing and effective claims, guaranties, warranties, indemnifications and all other rights, if any, which SELLER may have against suppliers, laborers, materialmen, contractors, or sub-contractors arising out of or in connection with the installation, construction and maintenance of the Property; all of which shall be assumed by BUYER effective from and after the Closing Date.

                  I. Assignment by SELLER, to the extent they exist and without representation or warranty, to BUYER of all agreements, if any, which SELLER has for access and utilities to service the Property; all of which shall be assumed by BUYER effective from and after the Closing Date.

                  J. Closing Statement by SELLER and BUYER.

                  K. Such other documents as are reasonably necessary to close and consummate the purchase and sale transaction contemplated by this Agreement.

                  L. SELLER shall deliver to BUYER all existing plans and specifications relating to the improvements located upon the Property which are in SELLER's possession or reasonably accessible to SELLER.

                  M. SELLER shall deliver and assign to BUYER all of SELLER's right, title and interest, if any, in and to all licenses, permits, certificates of occupancy, mobile home titles (for SELLER owned mobile home units, if any) and such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof which are legally assignable by SELLER, if any.

                  N. BUYER shall deliver to SELLER the adjusted cash portion of the Purchase Price and authorize Escrow Agent's delivery of the Deposit to SELLER. Said sum shall be paid, at SELLER's election, by locally drawn cashier's check or Federal Reserve Bank wire transfer.

         11. CLOSING COSTS. SELLER shall pay for the cost of any corrective documents required for marketable and insurable title, transfer stamps on the Special Warranty Deed and all costs associated with the issuance of the title binder and policy. BUYER shall pay for the cost of the survey, environmental report, and the recording the Special Warranty Deed. Each party shall bear its own attorneys' fees and other professional costs, except as otherwise provided for herein.

         12. PRORATIONS. Except as otherwise set forth in this Agreement, all taxes and other operating expenses and revenue of the Property shall be prorated as of the Closing Date. Taxes shall be prorated based upon the current year's tax taking into account the maximum available discount. If the Closing takes place and the current year's taxes are not fixed and the current year's assessment is available, taxes shall be prorated based upon such assessment and the prior year's millage. If the current year's assessment is not available, then taxes shall be prorated on the prior year's tax taking into account the maximum available discount. In the event the tax proration is incorrect on the Closing Date because the property is reassessed for the tax year of the Closing by the governmental agency having jurisdiction over the Property, subsequent to the Closing Date, BUYER or SELLER shall be entitled, as the case may be, to a reproration of such taxes upon written request made to the other party. SELLER or BUYER shall remit the reproration adjustment amount requested within ten (10) days of request therefor. In the event SELLER or BUYER fails to remit the reproration amount requested within said ten (10) day period, the party seeking reimbursement shall be entitled to all costs of collection, including all attorneys' fees and costs incurred in collection thereof and the amount owing shall bear interest at the highest lawful rate until paid, it being acknowledged that this right shall survive Closing and delivery of the Special Warranty Deed. Any rents received by SELLER in respect of the period after the Closing Date shall be promptly remitted to BUYER. With regard to delinquent rents, if any, BUYER shall not be held responsible for and BUYER shall not be required to institute any proceedings whatsoever to collect such delinquent rents. However, all rents received by BUYER attributable to periods prior to the Closing Date shall be promptly remitted by BUYER to SELLER. All rents collected after the Closing shall be first applied to current rents due, then to rents for periods prior to the Closing Date unless they are clearly intended by the tenant to apply for the period prior to Closing in which event they shall be promptly remitted to SELLER. This obligation to remit shall survive the Closing and delivery of the Special Warranty Deed. SELLER shall deliver to BUYER at the Closing, copies of such statements, invoices bills and receipts as shall be requested by BUYER to enable BUYER to verify the accuracy of the amounts of any prorations made pursuant to this paragraph. BUYER shall be credited at Closing with all advance rentals and tenant security deposits previously paid to SELLER. All prorations shall be made so that SELLER has the benefit of all income and the burden of all expenses up to and including the Closing Date and BUYER has the benefit of all income and the burden of all expenses after the Closing Date.

         13. DELIVERY OF POSSESSION. At Closing, SELLER shall deliver to BUYER possession of the Real Property free and clear of all leases, tenancies or occupancy, except those tenants set forth in the current rent roll provided to BUYER by SELLER, and subject only to the Permitted Exceptions.

         14. FIRE OR OTHER CASUALTY. For purposes of this Agreement of Sale, a "minor casualty" shall be any casualty occurring to the Real Property which causes damages of less than One Hundred Fifty Thousand Dollars ($150,000.00) to the Real Property. Any other casualty shall be a "major casualty". If, prior to Closing hereunder, the Real Property is subjected to a major or minor casualty of which SELLER becomes aware, SELLER shall give BUYER prompt written notice thereof. If such casualty is a minor casualty, this Agreement of Sale shall remain in full force and effect and the purchase contemplated herein shall be concluded with no further adjustment, and at Closing SELLER shall assign, transfer and set over to BUYER all of the right, title and interest of SELLER in and to any awards that have been or that may thereafter be made for such casualty, subject only to any rights of Tenant under each Lease. If such casualty is a major casualty, the Real Property shall be considered a defective parcel and BUYER shall have the right to terminate this Agreement whereupon the Deposit will be refunded to the BUYER and the parties will be released from any further liability hereunder.

         15. EMINENT DOMAIN. For purposes of this Agreement of Sale, a "minor condemnation" shall be any taking or condemnation by any body having the power of condemnation or eminent domain which causes damages of less than One Hundred Fifty Thousand Dollars ($150,000.00) to the Real Property. Any other taking or condemnation shall be a "major condemnation". If prior to Closing hereunder the Real Property is subjected to a major or minor condemnation of which SELLER becomes aware, SELLER shall give BUYER prompt written notice thereof. If such condemnation is a minor condemnation, this Agreement of Sale shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and at Closing, SELLER shall assign, transfer and set over to BUYER all of the right, title and interest of SELLER in and to any awards that have been or that may thereafter be made for such taking, subject only to rights of Tenant under any Lease. If such condemnation is a major condemnation, the Real Property subject to the major condemnation shall be considered a defective parcel and BUYER shall have the right to terminate this Agreement whereupon the Deposit will be refunded to the BUYER and the parties will be released from any further liability hereunder

         16. NOTICES. All notices and other communications under this Agreement of Sale shall be in writing and shall be effectively given only if sent by nationally recognized overnight courier service, postage prepaid, return receipt requested, addressed as follows:

         To SELLER:                 James White
                                    3700 South Ironwood Road
                                    Apache Junction, AZ 85220
                                    FAX No. __________________

                  With a copy to:   Thomas Koniuszy, Esquire
                                    Quindry & Koniuszy
                                    4445 E. Broadway, Suite 109
                                    Mesa, AZ 85206
                                    FAX No. (480) 396-9738

         To BUYER:                  Community Acquisition and Development
                                    Corporation
                                    Attn: Joseph W. Gaynor, President
                                    2637 McCormick Dr., Ste. B
                                    Clearwater, FL 33759
                                    FAX No. (813) 791-9200

                  With a copy to:   Commercial Assets, Inc.
                                    Attn: Bruce E. Moore, President
                                    2 Ponds Edge Drive
                                    Chadds Ford, PA 19317
                                    FAX No. (610) 388-9616


or such other address as the party to be notified shall have designated to the other party hereby by notice delivered in . accordance herewith. All such notices shall be deemed given on the business day next following the day such notice is accepted for delivery by the overnight courier service.

         17. ASSIGNMENT OF NAME. At Closing, SELLER shall assign to BUYER, without limitation, all of its right, title and interest in the name by which the Property is commonly known hereinbefore referred to.

         18. ASSIGNMENT. BUYER may assign its rights and interests under this Agreement of Sale to any party without first obtaining the prior written consent of SELLER. Prior to the expiration of the Inspection Period, BUYER will notify SELLER of the identity of any proposed assignee of this Agreement of Sale.

         19. SUPPLIES. Inventories of supplies, including but not limited to paint, toilet tissue, soap, paper towels and all cleaning materials, if any located on the Real Property on the Closing Date shall be transferred to BUYER at no additional cost at the time of Closing and shall be covered by the Bill of Sale.

         20. DEFAULT BY SELLER. If, under the provisions of this Agreement, SELLER shall be obligated to complete the sale of the Property but fails to do so within the applicable period provided for closing and such default continues for a period of fifteen (15) days after written notice thereof from BUYER to SELLER, or shall otherwise fail to perform any of the other obligations of SELLER hereunder within the required time period, BUYER shall have the option, to be exercised in its sole discretion, to: (a) apply to the Circuit Court of the County where the Real Property is located to seek to have specific performance under this Agreement and in such action shall have the right to recover legally cognizable damages suffered by BUYER by reason of the delay in BUYER's acquisition of the Property; or (b) sue SELLER for legally cognizable damages sustained by BUYER by reason of the default of SELLER provided, however, that in no event shall the damages recoverable exceed four percent (4%) of the gross purchase price; or (c) obtain the prompt return from Escrow Agent of the Deposit, with interest, together with any other amounts due and owing to BUYER pursuant to the terms of this Agreement, and thereafter terminate this Agreement.

         21. DEFAULT BY BUYER. If, under the provisions of this Agreement, BUYER shall be obligated to complete the purchase of the Property but fails to do so within the applicable period provided for closing, and such default continues for a period of fifteen (15) days after written notice thereof from SELLER to BUYER, SELLER's sole right and exclusive remedy against BUYER shall be to obtain the Deposit (a) as consideration for the execution of this Agreement; (b) as agreed on liquidated damages sustained by SELLER because of such default by BUYER (the parties hereto agreeing that the retention of such funds shall not be deemed a penalty, and recognizing the impossibility of precisely ascertaining the amount of damages to SELLER because of such default and hereby declaring and agreeing that the sum so retained is and represents the reasonable damages of SELLER); (c) in full settlement of any claims of damages and in lieu of a specific performance by SELLER against BUYER; and (d) in consideration for the full and absolute release of BUYER by SELLER of any and all further obligations under this Agreement. In the event BUYER defaults hereunder, BUYER shall forthwith on demand by SELLER return to SELLER all title papers and other documents relating to the Property, including BUYER's copy of this Agreement.

         22.      PROVISIONS WITH RESPECT TO ESCROW.

                  (a) The duties and obligations of Escrow Agent hereunder shall be entirely administrative and ministerial and not discretionary. Escrow Agent shall be under no responsibility in respect of the Deposit other than to faithfully follow the instructions herein contained. Escrow Agent may conclusively rely upon any instructions or documents delivered to it by BUYER and SELLER and purportedly executed by a duly authorized officer or partner thereof and shall be under-no duty of independent inquiry with respect to any facts or circumstances recited therein. In the event that any notice or instruction required to be delivered to Escrow Agent hereunder is not so delivered, Escrow Agent may hold the Deposit, if any, pending delivery to Escrow Agent of such instruction or notice and may exercise all of Escrow Agent's rights and remedies hereunder or otherwise provided by law. The parties hereto jointly and severally agree to reimburse and indemnify Escrow Agent for, and hold Escrow Agent harmless against, any loss, liability or expense, including but not limited to, reasonable attorney's fees, which may be asserted against Escrow Agent or to which Escrow Agent may be exposed or which may be incurred by reason of the acceptance of, or the performance of duties and obligations under this Agreement of Sale, except arising from such Escrow Agent's gross negligence or willful misconduct. In no event shall Escrow Agent be liable for any loss, cost or damage arising out of the performance of its duties hereunder, except for acts of gross negligence or willful misconduct.

                  (b) In the event of any dispute or disagreement in connection with the performance by Escrow Agent of its duties under this Agreement of Sale, including, but not limited to, the respective rights of the parties to the Deposit, Escrow Agent may consult with counsel selected and employed by Escrow Agent, and Escrow Agent shall suffer no liability for any action taken or suffered in good faith in accordance with the opinion of such counsel, if any, provided, however, that the Deposit shall be disbursed in accordance with the terms of this Agreement of Sale. Notwithstanding any other provision of this Agreement of Sale, if any dispute or difference arises among the parties or if any conflicting demand shall be made upon Escrow Agent, Escrow Agent shall not be required to determine the same or take any action thereon. Rather, Escrow Agent may await settlement of the controversy by appropriate legal proceedings; or Escrow Agent may, by written notice to the parties hereto, initiate litigation to determine to whom the Deposit held under this Agreement of Sale shall be delivered; or Escrow Agent may file suit in interpleader with the proper court in the United States District Court for the District in which the Real Property is located, for the purpose of having the respective rights of the parties adjudicated. Escrow Agent, upon initiation of such suit, may deposit with the court the Deposit and, upon giving notice thereof to the parties hereto, Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Deposit except arising from gross negligence or willful misconduct of Escrow Agent.

         23. ACCEPTANCE DATE. SELLER shall have until 5:00 P.M. (EST) on the fifth (5th) business day following Buyer's Execution Date, within which to accept this Agreement. In the event SELLER fails to accept this Agreement as of that time and date, this Agreement shall be null and void and of no further effect and BUYER shall be entitled to the prompt return from Escrow Agent of the Deposit.

         24. CONFIDENTIALITY. SELLER and BUYER agree not to disclose any of the terms of this Agreement prior to Closing except to the officers, directors, employees and third party professionals assisting each party with the due diligence and closing of this transaction.

         25. OTHER OFFERS. SELLER shall neither solicit nor accept any client offers so long as this Agreement is in full force and effect.

         26. BROKER'S COMMISSION. SELLER and BUYER each warrant that there are no real estate or other brokers or finders of any type involved in this transaction other than Saguaro Properties, Inc., and each party shall indemnify and hold harmless the other party from all claims or damages for any brokerage commissions and/or fees being claimed arising out of this transaction resulting from the actions of the defaulting party. BUYER shall be responsible to pay any commissions due to Saguaro Properties, Inc., pursuant to a separate agreement.

         27. SURVIVAL OF AGREEMENT. The terms and conditions of this Agreement which expressly so state shall survive the Closing hereof.

         28. TIME IS OF THE ESSENCE. SELLER and BUYER acknowledge that time is of the essence of this Agreement.

         29. MODIFICATIONS. The parties acknowledge that this Agreement is the entire agreement between the parties with respect to the subject matter hereof and that this Agreement cannot be modified without a written agreement executed by both parties.

         30. ATTORNEYS' FEES. In the event of any litigation between the parties arising out of this Agreement, or the collection of any funds due BUYER or SELLER pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred and reasonable attorneys' fees and expenses incurred. As used herein and throughout this Agreement, the term "attorneys' fees" shall be deemed to include all fees incurred whether by attorneys, paralegals, legal assistants or law clerks whether in pretrial, trial, appeal, bankruptcy, collection or declaratory proceedings. The provisions of this paragraph shall survive Closing and delivery of the Special Warranty Deed.

          31. EXHIBITS. In the event that any exhibit which is referred to in this Agreement is not attached hereto at the time of execution of this Agreement by SELLER and BUYER, SELLER shall promptly cause any such missing exhibit to be prepared and submitted to BUYER for BUYER's approval within five (5) days from the Effective Date hereof. Upon approval of a given exhibit by BUYER, the same shall be incorporated into this Agreement by written agreement executed by SELLER and BUYER.

         32. CONSTRUCTION. This Agreement has been negotiated between the parties, each of whom have been represented by counsel. Accordingly, this Agreement shall not be construed against either party as the drafter of the Agreement in the event of any litigation with respect to it.

         33. RADON GAS Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in the State in which the Real Property is located. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         34. VENUE. Venue for any legal proceeding hereunder shall be in the State in which the Real Property is located.

         35. WAIVER OF JURY TRIAL. SELLER and BUYER knowingly, voluntarily and intentionally waive any right to trial by jury in respect to any litigation arising out of, under or in connection with this Agreement or the transaction described herein.

         36. EFFECTIVE DATE. Unless otherwise set forth herein, the Effective Date shall be the date this Agreement is executed by the SELLER, so long as SELLER returns a fully executed duplicate original of this Agreement to the BUYER, by either hand delivery or postmarked as of the date of the execution of this Agreement by the SELLER. Each day of delay in returning the executed Agreement to the BUYER shall likewise extend the Effective Date.

         37. COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         38. FACSIMILE. A facsimile of this Agreement or any portion hereof, including the signature page of any party, shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year indicated below.

WITNESSES:                                       COMMUNITY ACQUISITION AND
                                                 DEVELOPMENT CORPORATION, a
                                                 Delaware corporation

/s/Merrilyn Lovelady                             By:/s/Joseph W. Gaynor
Print Name: Merrilyn Lovelady                       Joseph W. Gaynor, President

/s/Cynthia E. Witte                                                "BUYER"
Print Name: Cynthia E. Witte
                                                 Buyer's Execution Date: May 5,
                                                 1999


WITNESSES:                                       SELLER:
                                                 FIVE WHITES, L.L.C., an Arizona
                                                 limited liability company


/s/Thomas E. Koniuszy                            By:/s/Alexander White
Print Name: Thomas E. Koniuszy                   Print Name:  Alexander White

/s/Gary Gunsalus
Print Name: Gary Gunsalus                        Execution Date:  May 6, 1999




/s/Thomas E. Koniuszy                            By:/s/Ester M. White
Print Name:  Thomas E. Koniuszy                  Print Name: Esther M. White

/s/Gary Gunsalus
Print Name: Gary Gunsalus                        Execution Date: May 6, 1999




/s/Alexander White                               By:/s/James White
Print Name:  Alexander White                     Print Name:  James White

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999




/s/Alexander White                               By:/s/Ester K. White
Print Name:  Alexander White                     Print Name:  Esther K. White

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999

/s/Alexander White                               By:/s/James White, Jr.
Print Name:  Alexander White                     Print Name: James White, Jr.

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999

/s/Alexander White                               By:/s/Jesse White
Print Name:  Alexander White                     Print Name: Jesse White

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999



/s/Alexander White                               By:/s/John White
Print Name:  Alexander White                     Print Name: John White

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999



/s/Alexander White                               By:/s/Agnes White
Print Name:  Alexander White                     Print Name: Agnes White

/s/Ester M. White
Print Name: Ester M. White                       Execution Date: May 6, 1999



/s/Alexander White, Jr.                          By:/s/Alexander White, Jr.
Print Name:                                      Print Name: Alexander White, Jr

/s/Agnes Keith
Print Name: Agnes Keith                          Execution Date: May 6, 1999



/s/Kathryn White                                 By:/s/Kathryn White
Print Name:                                      Print Name: Kathryn White

/s/Agnes Keith
Print Name: Agnes Keith                          Execution Date: May 6, 1999

                                     JOINDER

         ______________________________   of    ________________________________
joins in this Agreement of Sale for the sole purpose of agreeing to act as Escrow Agent and to be legally bound to hold the Deposit in accordance with the provisions in Paragraphs 3(a) and 22 hereof.




                                             By:
                                             Print Name:
                                                             As Escrow Agent

                              SCHEDULE OF EXHIBITS


EXHIBIT "A"                Metes and Bounds Description of the Property

EXHIBIT "B"                Schedule of Personal Property

EXHIBIT "C"                Rent Roll

EXHIBIT "D"                Service Contracts

EXHIBIT "E"                Phase I Environmental Audit Summary